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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in U.S. Foodservice's (formerly JP Foodservice, Inc.) Form 8-K/A-1 dated March 9, 1998, and to all references to our Firm included in this Registration Statement.



                                                /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
April 27, 1998